UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

April 20, 2015

PCTEL, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

471 Brighton Drive

Bloomingdale, Illinois 60108

(Address of Principal Executive Offices, including Zip Code)

(630) 372-6800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following information is intended to be furnished under Item 8.01 of Form 8-K, “Other Events.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 20, 2015, the Board of Directors of PCTEL, Inc. (the “Company”) authorized an increase of 500,000 shares to the stock buyback program that was announced on November 13, 2014. In total, the Company is authorized to repurchase 1,426,000 shares of its common stock. The Company will file a 10b5-1 plan during the current open trading window that will outline the parameters for this program.

On April 24, 2015, the Company announced the declaration of its regular quarterly dividend of $0.05 per share on its common stock. The dividend will be payable on May 15, 2015 to shareholders of record at the close of business on May 8, 2015.

The full texts of the press releases are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1	Press release, dated April 20, 2015, of PCTEL, Inc. announcing an increase in its stock buyback program.

99.2	Press release, dated April 24, 2015, of PCTEL, Inc. announcing its quarterly dividend of $0.05 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2015

PCTEL, INC.

By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release, dated April 20, 2015, of PCTEL, Inc. announcing an increase in its stock buyback program.

Exhibit 99.2	Press release, dated April 24, 2015, of PCTEL, Inc. announcing its quarterly dividend of $0.05 per share.